Exhibit 10.1
AMENDMENT NO. 1 TO
CONSULTING AGREEMENT
     Amendment No. 1 to the Consulting Agreement (this “Amendment”), dated as of October 1, 2009 (the “Effective Date”), is between Starbucks Corporation (d/b/a Starbucks Coffee Company) (“Starbucks”) and Olden Lee (“Consultant”).
     WHEREAS, Starbucks and Consultant previously entered into a Consulting Agreement dated April 6, 2009 (the “Consulting Agreement”).
     WHEREAS, the parties now desire to amend the Consulting Agreement as provided herein.
     NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Starbucks and Consultant hereby agree as follows:
1. AMENDMENTS TO THE CONSULTING AGREEMENT.
1.1 Amendment to Section 3(a) (FEES/EXPENSES: Monthly Consulting Fee).
Section 3(a) of the Consulting Agreement is amended and restated in its entirety to read as follows:
(a)	Monthly Consulting Fee. From the Effective Date and through the remaining term of the Consulting Agreement, Starbucks shall pay Consultant a consulting fee of $50,000 per month. Such fees will be prorated for any partial periods or for any arrangement to adjust Mr. Lee’s hours below full-time. The monthly consulting fee shall be paid to Consultant within ten (10) days after the last day of each month.
1.2 Amendment to Section 3 (FEES/EXPENSES).
Section 3 of the Consulting Agreement is amended to add the following:
(c)	Lump Sum Payment. In exchange for Consultant’s continued Services, Starbucks agrees to pay Consultant a one-time lump sum payment of $150,000. Such payment to be paid to Consultant within thirty (30) days after the Effective Date.
2. GOVERNING LAW. This Amendment shall be governed by the laws of the state of Washington, without reference to conflicts of law principles. The parties hereby consent to the jurisdiction of the federal and state courts located in King County, Washington, for purposes of any legal action arising out of this Amendment.
3. NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, the terms and conditions of the Consulting Agreement shall remain in full force and effect, and shall apply to the construction of this Amendment.
Starbucks and Consultant have executed this Amendment as of the date first listed above.

OLDEN LEE		STARBUCKS CORPORATION

By	/s/ Olden Lee	By	/s/ Howard Schultz

	Olden Lee		Howard Schultz, chairman, president and ceo

4270 Royal Lane, Dallas, Texas 75229		2401 Utah Avenue South, Seattle, WA 98134-1431